Exhibit 99.1

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NYSE Euronext Announces Trading Volumes for March 2013 and Other Metrics

European Derivatives ADV Up Nearly 9% versus Prior Year

European, U.S. Cash Equities and U.S. Equity Options ADV Trail Prior Year

April 5, 2013 – NYSE Euronext (NYX) today announced trading volumes for its global derivatives and cash equities exchanges for March 20131. Global derivatives average daily volume (“ADV”) of 8.1 million contracts in March 2013 was in-line with March 2012, but decreased 7.8% from February 2013. European derivatives products ADV in March 2013 of 4.3 million contracts increased 8.9% compared to March 2012, but decreased 2.8% from February 2013 levels. NYSE Liffe U.S. rebounded 62.7% versus the prior month. Trading volumes in European and U.S. cash equities declined both year-over-year and month-over-month.

Highlights

•	NYSE Euronext global derivatives ADV in March 2013 of 8.1 million contracts was in line with March 2012, and decreased 7.8% from February 2013 levels.

•

NYSE Euronext European derivatives products ADV in March 2013 of 4.3 million contracts increased 8.9% compared to March 2012, but decreased 2.8% from February 2013 levels. Excluding Bclear, NYSE Liffe’s trade administration and clearing service for OTC products, European derivatives products ADV increased 21.4% compared to March 2012, but decreased 6.7% from February 2013.

•

NYSE Euronext U.S. equity options (NYSE Arca and NYSE Amex Options) ADV of 3.8 million contracts in March 2013 decreased 8.6% compared to March 2012 levels, and decreased by 13.7% from February 2013 levels. NYSE Euronext’s U.S. options exchanges accounted for 26.9% of total U.S. consolidated equity options trading in March 2013, up from 26.0% in March 2012, but down from 28.2% in February 2013.

•	NYSE Liffe U.S. ADV of approximately 78,100 contracts decreased from 104,900 contracts in March 2012, but increased from 48,000 contracts in February 2013.

•	NYSE Euronext European cash products ADV of 1.4 million transactions in March 2013 decreased 14.4% compared to March 2012 and decreased 4.6% compared to February 2013.

•

NYSE Euronext U.S. cash products (NYSE, NYSE Arca and NYSE-MKT) handled ADV of 1.5 billion shares in March 2013 decreased 13.8% compared to March 2012 and decreased 2.7% compared to February 2013. NYSE Euronext’s Tape A matched market share in March 2013 was 31.1%, down slightly from 31.3% in March 2012, but up from 29.4% in February 2013.

[1]	All NYSE Euronext derivatives transactions count buy and sell orders together as a single transaction. NYSE Euronext European equities transactions count each buy and sell order as separate transactions, NYSE Euronext U.S. equities transactions count buy and sell orders together as a single transaction.

•	The preliminary average net revenue per transaction type (as defined below) for each of the primary trading venues in the first quarter of 2013 is included below:

Trading Venue	1Q12	4Q12	Preliminary 1Q13

European Derivatives (ex. Bclear)[1]	$0.659	$0.673	$0.62

U. S. Derivatives[2]	$0.148	$0.144	$0.15

European Cash[3]	$0.573	$0.583	$0.61

U. S. Cash[4]	$0.043	$0.040	$0.04

[1]	Average net revenue per contract, excluding Bclear.
[2]	Average net revenue per contract. Excludes NYSE Liffe U.S. trading volume.
[3]	Average net revenue per transaction.
[4]	Average net revenue per 100 shares handled.

Other Metrics

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There were no large one-time managed services sales in the first quarter of 2013 for the Information Services and Technology Solutions segment, as were recorded in the fourth quarter with the ATG sale and in the first quarter of 2012 with the technology sale to the Warsaw Stock Exchange. However, our market data initiatives are on track to start building in April 2013.

•	In the first quarter, we incurred an incremental $3.5 million pre-tax charge related to cash-settled restricted stock unit awards, as a result of the increase in our stock price.

•

The average EUR/USD exchange rate for the first quarter of 2013 of $1.32 represented an increase of 1.7% from the fourth quarter of 2012 and an increase of 0.7% compared to the first quarter of 2012. The average GBP/USD exchange rate for the first quarter of 2013 of $1.55 represented a decrease of 3.4% from the fourth quarter of 2012 and a decrease of 1.2% compared to the first quarter of 2012.

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets - the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca - represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index. For more information, please visit: http://www.nyx.com.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss our future expectations or state other “forward-looking” information. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. ICE and NYSE Euronext caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving ICE and NYSE Euronext, including future financial results, ICE’s and NYSE Euronext’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in ICE’s and NYSE Euronext’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties include, without limitation, the following: the inability to close the merger in a timely manner; the inability to complete the merger due to the failure of NYSE Euronext stockholders to adopt the merger agreement or the failure of ICE stockholders to approve the issuance of ICE common stock in connection with the merger; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the risk that integration of NYSE Euronext’s operations with those of ICE will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the transaction on ICE’s, NYSE Euronext’s or the combined company’s respective business relationships, operating results and business generally; the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; general competitive, economic, political and market conditions and fluctuations; actions taken or conditions imposed by the United States and foreign governments or regulatory authorities; and adverse outcomes of pending or threatened litigation or government investigations. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company, as are described in the section entitled “Risk Factors” in the joint proxy statement/prospectus filed by ICE with the SEC, and as described in ICE’s and NYSE Euronext’s respective filings with the SEC that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in ICE’s Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 6, 2013, and “Risk Factors” in NYSE Euronext’s Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 26, 2014. You should not place undue reliance on forward-looking statements, which speak only as of the date of this written communication. Except for any obligations to disclose material information under the Federal securities laws, neither ICE nor NYSE Euronext undertakes any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this written communication.

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, ICE has filed with the SEC a registration statement on Form S-4, which includes a joint proxy statement/prospectus with respect to the proposed acquisition of NYSE Euronext. The final joint proxy statement/prospectus will be delivered to the stockholders of ICE and NYSE Euronext. INVESTORS AND SECURITY HOLDERS OF BOTH ICE AND NYSE EURONEXT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING ICE, NYSE EURONEXT AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ICE and NYSE Euronext, without charge, at the SEC’s website at http://www.sec.gov. Investors may also obtain these documents, without charge, from ICE’s website at http://www.theice.com and from NYSE Euronext’s website at http://www.nyx.com

PARTICIPANTS IN THE MERGER SOLICITATION

ICE, NYSE Euronext and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.

You can find information about ICE and ICE’s directors and executive officers in ICE’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 6, 2013, and ICE’s proxy statement for its 2013 annual meeting of stockholders, as filed with the SEC on March 28, 2013.

You can find information about NYSE Euronext and NYSE Euronext’s directors and executive officers in NYSE Euronext’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 26, 2013, and NYSE Euronext’s proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on March 22, 2013.

Additional information about the interests of potential participants will be included in the joint proxy statement/prospectuses, when it becomes available, and the other relevant documents filed by ICE and NYSE Euronext with the SEC.